Morgan Stanley Institutional Fund Trust - Global Strategist
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	GDF Suez S.A. 2.875% due
10/10/2022
Purchase/Trade Date:	  10/2/2012
Offering Price of Shares: $98.799
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $10,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.01
Brokers: JP Morgan, RBS, BofA Merrill Lynch, Citigroup,
Mitsubishi UFJ Securities, BNP Paribas, Credit Agricole
CIB, Natixis, Societe Generale
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Abbvie Inc. 4.400% due 11/6/2042
Purchase/Trade Date:	  11/5/2012
Offering Price of Shares: $98.964
Total Amount of Offering: $2,600,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.12
Brokers: Morgan Stanley, Barclays, BofA Merrill Lynch,
JP Morgan, Deutsche Bank Securities, RBS, BNP Paribas,
Societe Generale, Banca IMI, Goldman, Sachs & Co.,
Handelsbanken Capital Markets, HSBC, ING, Loop Capital
Markets, Mitsubishi UFJ Securities, Mizuho Securities,
RBC Capital Markets, Santander, Standard Chartered
Bank, UBS Investment Bank, US Bancorp, The Williams
Capital Group, L.P.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	Conagra Foods Inc. 3.200% due
1/25/2023
Purchase/Trade Date:	  1/15/2013
Offering Price of Shares: $99.754
Total Amount of Offering: $1,225,000,000
Amount Purchased by Fund: $85,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.06
Brokers: RBS, Bof A Merrill Lynch, JP Morgan, US
Bancorp, Wells Fargo Securities, BNP Paribas, Mitsubishi
UFJ Securities, Mizuho Securities
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	ING U.S. Inc. 2.900% due 2/15/2018
Purchase/Trade Date:	  2/6/2013
Offering Price of Shares: $99.824
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.15
Brokers: Deutsche Bank Securities, JP Morgan, RBC
Capital Markets, SunTrust Robinson Humphrey, ING,
BNY Mellon Capital Markets, LLC, BofA Merrill Lynch,
Citigroup, Barclays, Credit Suisse, Goldman, Sachs & Co.,
Morgan Stanley, UBS Investment Ban, US Bancorp, BNP
Paribas, Credit Agricole CIB, Lloyds Securities, Mitsubishi
UFJ Securities, nabSecurities, LLC, PNC Capital Markets
LLC, Scotiabank, Standard Chartered Bank, The Williams
Capital Group, L.P., Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Wells Fargo & Co. 3.450% due
2/13/2023
Purchase/Trade Date:	  2/6/2013
Offering Price of Shares: $99.941
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $305,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.23
Brokers: Wells Fargo Securities, LLC, Citigroup Global
Markets Inc., Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., JP Morgan Securities LLC,
Morgan Stanley & Co. LLC, Barclays Capital Inc., BB&T
Capital Markets, Capital One Southcoast Inc., CastleOak
Securities, LP, CIBC World Markets Corp., Comerica
Securities, Inc., Deutsche Bank Securities, HSBC
Securities (USA) Inc., Loop Capital Markets LLC, Merrill
Lynch, Pierce, Fenner & Smith, National Bank of Canada
Financial Inc., RBC Capital Markets, LLC, Samuel A.
Ramirez & Company, Inc., Santander Investment Securities
Inc., TD Securities  (USA) LLC, UBS Securities LLC, The
Williams Capital Group LP.
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Cardinal Health Inc. 3.200% due
3/15/2023
Purchase/Trade Date:	  2/19/2013
Offering Price of Shares: $99.793
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $85,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.06
Brokers: Merrill Lynch, Deutsche Bank Securities, UBS
Investment Bank, Barclays, Morgan Stanley, HSBC,
Mitsubishi UFJ Securities, Wells Fargo
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Freeport-McMoRan Copper & Gold
Inc. 2.375% due 3/15/2018
Purchase/Trade Date:	  2/28/2013
Offering Price of Shares: $99.990
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $155,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.11
Brokers: JP Morgan Securities, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, BNP Paribas Securities
Corp., Citigroup Global Markets Inc., HSBC Securities
(USA), Inc., Mizuho Securities USA Inc., Scotia Capital
(USA) Inc, SMBC Nikko Capital Markets Limited, BMO
Capital Markets Corp., CIBC World Markets Corp., RBC
Capital Markets, LLC, Santander Investment Securities
Inc., Standard Chartered Bank, TD Securities (USA) LLC,
US Bancorp Investments, Inc.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 McKesson Corporation 2.850% due
3/15/2023
Purchase/Trade Date:	  3/5/2013
Offering Price of Shares: $99.878
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $65,000
Percentage of Offering Purchased by Fund: 0.016
Percentage of Fund's Total Assets: 0.05
Brokers: BofA Merrill Lynch, JP Morgan, Mitsubishi UFJ
Securities, Scotiabank, Fifth Third, PNC Capital Markets
LLC, Rabo Securities, Wells Fargo Securities, HSBC,
Lloyds Securities, TD Securities, US Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Enterprise Products Operating LLC
3.350% due 3/15/2023
Purchase/Trade Date:	  3/11/2013
Offering Price of Shares: $99.908
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund:  0.022
Percentage of Fund's Total Assets: 0.22
Brokers: JP Morgan, DNB Markets, Morgan Stanley, RBS,
Scotiabank, Wells Fargo Securities, Mitsubishi UFJ
Securities, Mizuho Securities, SunTrust Robinson
Humphrey, Barclays, Credit Suisse, Deutsche Bank
Securities, BofA Merrill Lynch, RBC Capital Markets,
SMBC Nikko, UBS Investment Bank, US Bancorp, ING
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Discovery Communications LLC
3.250% due 4/1/2023
Purchase/Trade Date:	  3/12/2013
Offering Price of Shares: $99.838
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.021
Percentage of Fund's Total Assets: 0.06
Brokers: JP Morgan, BofA Merrill Lynch, Credit Suisse,
Citigroup, RBS, BNP Paribas, Morgan Stanley, RBC
Capital Markets, Scotiabank, Credit Agricole CIB,
Goldman, Sachs & Co., SunTrust Robinson Humphrey,
Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glaxosmithkline Capital PLC
4.200% due 3/18/2043
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $98.672
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.02
Brokers: Deutsche Bank Securities, Goldman, Sachs & Co.,
JP Morgan, UBS Investment Bank, Barclays, Citigroup,
Credit Suisse, HSBC, Mizuho Securities, Morgan Stanley,
RBS , Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Glaxosmithkline Capital PLC
2.800% due 3/18/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $98.992
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.018
Percentage of Fund's Total Assets: 0.18
Brokers: Deutsche Bank Securities, Goldman, Sachs & Co.,
JP Morgan, UBS Investment Bank, Barclays, Citigroup,
Credit Suisse, HSBC, Mizuho Securities, Morgan Stanley,
RBS , Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Goldcorp Inc. 3.700% due
3/15/2023
Purchase/Trade Date:	  3/13/2013
Offering Price of Shares: $99.431
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $270,000
Percentage of Offering Purchased by Fund: 0.027
Percentage of Fund's Total Assets: 0.22
Brokers: BofA Merrill Lynch, HSBC, Morgan Stanley,
Citigroup, JP Morgan, BMO Capital Markets, CIBC, RBC
Capital Markets, Scotiabank, TD Securities, Goldman,
Sachs & Co., Mitsubishi UFJ Securities, RBS, SMBC
Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.